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                                                                    Exhibit 4.10




THIS COUNTERPARTY AGREEMENT is made as of this 11th day of March, 2004.

R E C I T A L S:

A. Rogers Cable Inc. (the "Corporation") (formerly Rogers Cablesystems Limited) has issued certain Senior Secured Bonds (as defined in the Deed of Trust (defined below)) pursuant to a restated deed of trust and mortgage (the "Deed of Trust"), dated as of January 31, 1995, between the Corporation and National Trust Company, as trustee (the "Trustee") (which restated an amended and restated trust deed, dated as of December 20, 1991, between the same parties), as supplemented by a first supplemental deed of trust and mortgage (the "First Supplemental Deed"), dated as of December 31, 2003, among the Corporation, Rogers Cable Communications Inc. ("RCCI") and the Trustee;

B. The holders of such Senior Secured Bonds and certain other lenders to the Corporation named therein entered into an amended and restated inter-creditor agreement (the "Restated Inter-Creditor Agreement") dated as of August 1, 1992;

C. Certain holders (the "1992 Swap Bondholders") of a Senior Secured Bond (individually, a "Swap Bond" or, collectively, the "Swap Bonds") issued to secure (i) all cross currency interest rate exchange agreements or interest rate exchange agreements entered into with the Corporation on or prior to July 24, 1992 whether or not they are designated as entitled to the benefit of a Swap Bond and (ii) certain cross currency interest rate exchange agreements or interest rate exchange agreements entered into after July 24, 1992 and which are designated in writing in such agreements to be entitled to the benefit of the security of a Swap Bond have entered into counterparty agreements to the Restated Inter-Creditor Agreement as required by section 3.5 thereof;

D. JPMorgan Chase Bank, as trustee (the "1994 Trustee") for the holders of Senior Secured Second Priority Debentures due 2014 issued by the Corporation pursuant to an indenture, dated as of January 15, 1994, among the Corporation, Rogers Cable T.V. Limited (now the Corporation), Rogers Ottawa Limited/Limitee ("ROL") and JPMorgan Chase Bank (formerly known as Chemical Bank), as trustee, as supplemented by a first supplemental indenture, dated as of December 31, 2003, among the Corporation, ROL, RCCI and the 1994 Trustee, executed a counterparty agreement to the Restated Inter-Creditor Agreement, dated January 25, 1994, as required by section 3.5 of the Restated Inter-Creditor Agreement;

E. JPMorgan Chase Bank, as trustee (the "1995 Note Trustee") for the holders of Series B Senior Secured Second Priority Notes due 2005 issued by the Corporation pursuant to an indenture, dated as of March 20, 1995, among the Corporation, Rogers Cablesystems Ontario Limited ("RCOL"), ROL, Rogers Cablesystems Georgian Bay Limited ("RCGB"), Rogers Cablesystems North Bay Limited ("RCNB"), Rogers Cablesystems Huntsville Limited ("RCHL"), Rogers Security Services Inc. ("RSS") and JPMorgan Chase Bank (formerly known as Chemical Bank), as supplemented by a first supplemental indenture, dated as of May 29, 1996, among Rogers Cablesystems Limited (now the Corporation), ROL, RCOL, RCNB, RCHL, RCGB and Rogers Canguard Inc. (formerly RSS) and a second supplemental indenture, dated as of December 31, 2003, among the Corporation, RCCI, RCOL, ROL, RCGB and the 1995 Note Trustee, executed
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      a counterparty agreement to the Restated Inter-Creditor Agreement, dated March 20, 1995, as required by section 3.5 of the Restated Inter-Creditor Agreement;

F. CIBC Mellon Trust Company, as trustee (the "Canadian Trustee") for the holders of Senior (Secured) Second Priority Notes due 2007 issued by the Corporation pursuant to an indenture, dated as of February 5, 2002, between the Corporation and CIBC Mellon Trust Company, as trustee, as supplemented by a first supplemental indenture, dated as of December 31, 2003, among the Corporation, RCCI and the Canadian Trustee, executed a counterparty agreement to the Restated Inter-Creditor Agreement, dated February 5, 2002, as required by section 3.5 of the Restated Inter-Creditor Agreement;

G. JPMorgan Chase Bank, as trustee (the "2002 10-Year Note Trustee") for the holders of Senior (Secured) Second Priority Notes due 2012 issued by the Corporation pursuant to an indenture, dated as of April 30, 2002, between the Corporation and JPMorgan Chase Bank, as trustee, as supplemented by a first supplemental indenture, dated as of December 31, 2003, among the Corporation, RCCI and the 2002 10-Year Note Trustee, executed a counterparty agreement to the Restated Inter-Creditor Agreement, dated as of April 30, 2002, as required by section 3.5 of the Restated Inter-Creditor Agreement;

H. JPMorgan Chase Bank, as trustee (the "2002 30-Year Debenture Trustee") for the holders of Senior (Secured) Second Priority Debentures due 2032 issued by the Corporation pursuant to an indenture, dated as of April 30, 2002, between the Corporation and JPMorgan Chase Bank, as trustee, as supplemented by a first supplemental indenture, dated as of December 31, 2003, among the Corporation, RCCI and the 2002 30-Year Debenture Trustee, executed a counterparty agreement to the Restated Inter-Creditor Agreement, dated as of April 30, 2002, as required by section 3.5 of the Restated Inter-Creditor Agreement;

I. Bank of Montreal ("BMO") as holder of a Senior Secured Bond issued to secure the obligations of the Corporation under certain present and future cross-currency interest rate exchange agreements and/or any other foreign exchange and/or interest hedging agreements, executed a counterparty agreement to the Restated Inter-Creditor Agreement, dated June 10, 2002, as required by section 3.5 of the Restated Inter-Creditor Agreement;

J. JPMorgan Chase Bank, as trustee (the "2003 Note Trustee") for the holders of Senior (Secured) Second Priority Notes due 2013 issued by the Corporation pursuant to an indenture, dated as of June 19, 2003, between the Corporation and JPMorgan Chase Bank, as trustee, as supplemented by a first supplemental indenture, dated as of December 31, 2003, among the Corporation, RCCI and the 2003 Note Trustee, executed a counterparty agreement to the Restated Inter-Creditor Agreement, dated as of June 19, 2003, as required by section 3.5 of the Restated Inter-Creditor Agreement;

K. Citibank Canada ("Citibank") as holder of a Senior Secured Bond issued to secure the obligations of the Corporation under certain present and future cross-currency interest rate exchange agreements and/or any other foreign exchange and/or interest hedging agreements, executed a counterparty agreement to the Restated Inter-Creditor Agreement, dated as of June 23, 2003, as required by section 3.5 of the Restated Inter-Creditor Agreement;
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L.    Pursuant to the First Supplemental Deed, RCCI became a co-obligor, jointly and severally liable, with the Corporation in respect of the Corporation's covenants and obligations in respect of the indentures described above and the securities issued thereunder, and in respect of the Deed of Trust and the bonds issued thereunder, and on December 31, 2003 RCCI executed a counterparty agreement to the Restated
      Inter-Creditor Agreement in which RCCI agreed to be bound by the terms of the Restated Inter-Creditor Agreement on the same basis as, and jointly and severally with, the Corporation;

M. The undersigned is a holder of a Senior Secured Bond (the "2004 Note Trust Bond") issued to secure the obligations of the Corporation under (i) an indenture (the "2004 Note Indenture"), of even date herewith, between the Corporation and JPMorgan Chase Bank, as trustee (the "2004 Note Trustee"), pursuant to which the Corporation intends to issue Senior (Secured) Second Priority Notes due 2014 (the "2004 Notes") and (ii) the 2004 Notes;

N. As a condition of being issued the 2004 Note Trust Bond, the 2004 Note Trustee agreed to enter into a counterparty agreement to the Restated Inter-Creditor Agreement, as required by section 3.5 thereof; and

O. All capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Restated Inter-Creditor Agreement.

NOW THEREFORE:

            The undersigned, as trustee, agrees that, in respect of all amounts owing on account of principal, interest, premium, fees or otherwise pursuant to the 2004 Note Indenture and under the 2004 Notes (collectively, the "Debt") that may be owing to such undersigned holder of the 2004 Note Trust Bond, the undersigned, as trustee, is hereby bound by the terms of the Restated Inter-Creditor Agreement on the same basis as the Tranche B Lenders, the 1992 Swap Bondholders, the 1994 Trustee, the 1995 Note Trustee, the 1995 Debenture Trustee, the Canadian Trustee, the 2002 10-Year Note Trustee, the 2002 30-Year Debenture Trustee, BMO, the 2003 Note Trustee and Citibank including, for greater certainty and without limitation, the pari passu right to payment in respect of the Debt pursuant to section 2.1 of the Restated Inter-Creditor Agreement.




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            Executed by the undersigned as of the 11th day of March, 2004.


                                 JPMORGAN CHASE BANK, as trustee for the 2004
                                      Notes



                                 By: /s/ Rosa Ciaccia
                                     ---------------------------------
                                     Name:  Rosa Ciaccia
                                     Title: Trust Officer